Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------



                        MER Telemanagement Solutions Ltd.
                                22 Zarhin Street
                             Ra'anana 43662, Israel


We hereby consent to the reference to our firm under the caption "Experts" in the Prospectus constituting a part of this Registration Statement of Mer Telemanagement Solutions Ltd. (the "Company"), and to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 3, 2005, relating to the financial statements of Jusan, S.A., which appears in the Company's Annual Report on Form 20-F for the year ended December 31, 2004.


BDO Audiberia


/s/BDO Audiberia
----------------
Peter D. Cook
Madrid, Spain
September 7, 2005